SCHEDULE 13D/A

EXHIBIT C

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the common stock of Biolase, Inc. dated as of November 7, 2014 is, and any amendments thereto (including amendments on Schedule 13G) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934.

Jack W. Schuler
/s/ Jack W. Schuler

Jack W. Schuler Living Trust
By:	/s/ Jack W. Schuler
Name:	Jack W. Schuler
Title:	Trustee

Renate Schuler
/s/ Renate Schuler

Schuler Family Foundation
/s/ Jack W. Schuler
Name:	Jack W. Schuler
Title:	President

November 7, 2014